UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 419-3355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2019, James M. McDermid (“Mr. McDermid”), the Company’s Senior Vice President, and Chief Human Resources Officer informed CryoLife, Inc. (“CryoLife” or the “Company”) of his decision to retire on April 1, 2019. Further, on April 1, the Company and Mr. McDermid entered into a Retirement and Release Agreement (the “Agreement”) that is expected to become effective eight days after its execution (the “Effective Date”).

The Agreement acknowledges Mr. McDermid’s retirement, effective April 1, 2019 (the “Retirement Date”). In accordance with the terms of the Agreement, Mr. McDermid will receive the following:

•

Payment of $342,864.00, representing one year of base salary, paid in a lump sum after the Effective Date on the first regular pay day following the Effective Date, plus an additional payment of $50,000.00, representing reimbursement for certain transition-related expenses; and

•

The benefits that accrue to an employee upon retirement pursuant to the Company’s stock plans, including, without limitation, that his options granted pursuant to applicable option agreements shall remain exercisable to the extent vested as of the Retirement Date, until the earlier of the end of the applicable option term or 36 months from the Retirement Date, and otherwise in accordance with the applicable option agreement.

In return for the benefits described above, Mr. McDermid agreed to release and forever discharge CryoLife and certain related parties, including present and former officers and directors of the Company, from any and all claims and causes of action that Mr. McDermid had or may have in the future that are based on acts or facts arising or occurring prior to the Effective Date. Mr. McDermid also agreed that he would (i) continue to adhere to the Employee Proprietary Information Agreement signed by him on September 6, 2016, as modified, if at all, by the Agreement; (ii) for a twelve month period after the Effective Date, upon reasonable request by the Company, provide the Company with information and assistance for no additional charge for up to six hours per week and (iii) not disparage the Company, its corporate strategy or its management other than as may reasonably be necessary for fair competition. Mr. McDermid further agreed that the Change of Control Agreement by and between Mr. McDermid and CryoLife, dated November 21, 2016, is terminated as of the date of execution of the Agreement and has no further force and effect.

Mr. McDermid has the right to revoke the Agreement at any time on or before April 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: April 1, 2019	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer